SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 29, 2006
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
0-3576
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683
(Address of principal executive offices)
Registrant’s telephone number, including area code: (770) 955-2200
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
     On May 3, 2006, Cousins Properties Incorporated (the “Company”) entered into an agreement to form a venture arrangement (the “Venture”) with The Prudential Insurance Company of America on behalf of a separate account managed for institutional investors by Prudential Real Estate Investors (“PREI”). The Company filed a Current Report on Form 8-K on May 4, 2006 disclosing the agreement to enter into the Venture. On June 16, 2006, the parties entered into an amendment to extend the closing of the Venture to June 29, 2006 and a Current Report on Form 8-K was filed on that day. On June 29, 2006, the ventures were formed, and the Company contributed five retail projects having an agreed value of $340,890,074. PREI made its initial cash contribution to the venture and assumed debt, and agreed to contribute remaining cash to equal the agreed property value of $340,890,074.
Item 9.01. Financial Statements and Exhibits
(b)	Pro Forma Financial Information. The following pro forma financial statements of the Registrant are filed as Exhibit 99.1 herewith and incorporated herein by reference:

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements
Pro Forma Consolidated Balance Sheet as of March 31, 2006 (unaudited) Pro Forma Consolidated Statement of Income for the year ended December 31, 2005 (unaudited)
Pro Forma Consolidated Statement of Income for the three months ended March 31, 2006 (unaudited)

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Statements

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 6, 2006

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary